Exhibit 99.1

BioDelivery Sciences Confirms Receipt of Notice of Intent to Nominate Directors

by Broadfin Capital

RALEIGH, NC – May 3, 2018 – BioDelivery Sciences International, Inc. (NASDAQ: BDSI) today issued the following statement with respect to its receipt of a notice from Broadfin Capital, LLC (together with its affiliates, “Broadfin”) of nominations of director candidates for election to BDSI’s Board of Directors at the 2018 annual meeting of shareholders (the “2018 Annual Meeting”):

BDSI has always been committed to maintaining a constructive dialogue with all of its shareholders, including Broadfin. Consistent with this commitment, BDSI has recently engaged in an ongoing dialogue with Broadfin regarding a wide array of matters, and intends to continue this dialogue with the goal of enhancing value for all BDSI shareholders.

BDSI will present its recommendation with respect to the election of directors in its proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). The 2018 Annual Meeting has not yet been scheduled and shareholders of BDSI need not take any action at this time.

About BioDelivery Sciences International, Inc.

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina.

For more information, please visit or follow us:

Internet:	www.bdsi.com
Facebook:	Facebook.com/BioDeliverySI
Twitter:	@BioDeliverySI

BELBUCA® (buprenorphine) buccal film (CIII) and BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) are marketed in the U.S. by BioDelivery Sciences. For full prescribing information and important safety information on BDSI products please visit www.bdsi.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at (800) 469-0261. For full prescribing and safety information on BELBUCA, please visit www.belbuca.com and for full prescribing and safety information on BUNAVAIL, please visit www.bunavail.com.

Important Additional Information

BDSI intends to file a proxy statement and an accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2018 Annual Meeting (the “Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s 2017 Annual Report on Form 10-K, filed with the SEC on March 15, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2017 Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Board for election at the 2018 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. BDSI shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to BioDelivery Sciences International, Inc., 4131 ParkLake Ave., Suite 225, Raleigh, North Carolina 27612, Attn: Investor Relations, or from the Company’s website, www.bdsi.com.

Cautionary Note on Forward-Looking Statements

This press release, and any statements of employees, representatives and partners of BDSI related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s discussions with Broadfin as described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control). BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS®, BUNAVAIL® and BELBUCA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences, BUNAVAIL and BELBUCA logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2018 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Al Medwar

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com